Kim Symons DBA
WEB COMMUNITY BUILDERS
2206 – 1201 Marinaside Crescent
Vancouver, BC
V6Z 2V2

June 5, 2006

PRODUCT MARKETING & WEB DESIGN PROPOSAL

TO:

POOCHPAL BEVERAGES Inc., (a Nevada incorporation) "Poochpal"
Attention: Eva Dudas
Box 2314 - 349 West Georgia St.
Vancouver BC
V6B 3X4

RE: Consulting services for POOCHPALPOWERWATER.COM

The following outlines the services that I will provide to Poochpal.:

WEB DESIGN SERVICES

1. You agree that you are hiring me for the purpose of designing a world wide web site FOR www.Poochpalpowerwater.com to be published on a hosting and domain account on an Internet Service Provider (ISP).
2. The site will allow sales for Poochpals's bottled water products for dogs when the products are developed and ready for sale.
3. The site will include up to 8 pages, describing:
    a. Product description and benefits
    b. History
    c. Home page
    d. Contact page
    e. Product sales and pricing
4. Once the company is ready to sell product, I will add a paypal link for online purchases bottled water products, and set up a paypal account for online purchases that is linked to the web site.

BOTTLED WATER LABELS

5. The company contemplates the development of three different flavored water products for dogs, including Beefbone, Carrot Veggie, and Chicken Delight.
6. I will design bottled water labels for each of these different flavors and you will modify and approve the labels.

OTHER SERVICES

7. Other services may be requested from time to time by Poochpal, in which case, I shall provide a quotation depending on the scope and nature of services. Any

disbursements for third party contractors shall be added to my billings, unless otherwise agreed.

ADDITIONAL TERMS FOR WEBSITE DEVELOPMENT

Web Development

8. During the process of creating your web site, I will email you HTML drafts and other content for www.Poochpalpowerwater.com and you will give me feedback during the designing stages and you are urged to promptly provide me with comments or instructions regarding any changes or corrections.

Copyrights and Trademarks

9. You guarantee that any elements of text, graphics, photos, designs, trademarks, or other artwork furnished to to me for use in the project are yours or that you have permission from the rightful owner to use each of these elements and that I am not liable for using them on your behalf.

Website Maintenance

10. This agreement includes minor website maintenance over a 3 month period after completion of up to one half hour per regular web page of minor changes to sentences or paragraphs but does not include replacing a large amount of text from a page with new text, major page reconstruction, adding new pages; guest books; discussion webs, navigation structure changes, or correcting/repairing attempted updates by client which have caused problems in the website.

Completion Date

11. Once the project is scheduled to begin, you agree you will provide the materials (photos or text) you want used in a timely manner. I estimate to have a prototype web site by June 30, 2006.

Project Delivery

12. You understand that I do not provide any hosting services in connection with this web project and do not receive any money or rewards from any hosting company or domain registry for referring you to them.
13. Your hosting services require a separate agreement with the hosting service of your choice. I will recommend one but you agree to make the final decision. You will be solely responsible for any and all annual hosting and domain service fees which are to be paid to them.

Copyright

14. The finished web design site I produce will belong to me until receipt of final payment at which time ownership is fully and completely yours to do with as you wish. (Please note that I have no control over the legal rights to photos, graphics, source code, work-up files, and computer programs that are owned by others.)

FEES & PAYMENT SCHEDULE

15. For services rendered, your basic project cost is $8,500.00 USD as follows:

Product Labels	$ 2,000	(payable upon completion)
Website construction	$ 5,000	
Paypal link	$ 1,500	(not to be billed until added)
Total	**$ 8,500 USD**	

If there are any significant changes once the prototype website is constructed, additional charges on an hourly basis will apply or as otherwise agreed.

You agree to pay me retainer of $ 2,500.00 USD on June 15, 2006. Further payments shall be from time to time as my work progresses, and I shall invoice in accordance with the terms and conditions herein. Upon receipt of invoice, I payment shall be due within 30 days.

Yours truly,

Kim Symons
WEB COMMUNITY BUILDERS

K Symons

THESE terms and conditions are understood and agreed to:

POOCHPAL BEVERAGES INC.

Per: EVA DUDAS, President